ASSIGNMENT, CONSENT AND SUBORDINATION REGARDING MANAGEMENT AGREEMENT

THIS ASSIGNMENT, CONSENT AND SUBORDINATION REGARDING MANAGEMENT

AGREEMENT (this “Assignment”) is dated as of August 25, 2022, by and among LF3 PINEVILLE 2 TRS, LLC, a Delaware limited liability company (“Assignor”), WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), and HP HOTEL MANAGEMENT, INC., an Alabama corporation (“Manager”).

WITNESSETH:

WHEREAS, this Assignment is being made pursuant to the terms and conditions of that certain Loan Agreement of even date herewith (the “Loan Agreement”), made by Assignor and LF3 PINEVILLE 2, LLC, a Delaware limited liability company (“Property Owner” and collectively, along with Assignor, the “Borrower”), and Lender, which evidences a loan from Lender to Borrower (collectively, the “Loan”). The Loan is secured by, among other instruments, one or more deeds of trust made by Project Owner and security agreements made by Borrower (collectively, the “Mortgage”). Capitalized terms used in this Assignment and not defined in this Assignment have the meanings given to such terms in the Loan Agreement.

WHEREAS, Assignor has entered into a certain Hotel Management Agreement (the “Management Agreement”) dated as of August 25, 2022, with Manager, to provide for certain management services with respect to the real property described on Exhibit A attached hereto and made a part hereof for all purposes (the “Premises”).

WHEREAS, to provide the Loan to Borrower, Lender has required that Manager consent to the Assignment and subordinate the Management Agreement to the Mortgage and Borrower’s obligations to Lender.

NOW, THEREFORE, KNOW ALL PEOPLE BY THESE PRESENTS: That the undersigned, for valuable consideration, and to induce Lender to provide the Loan to Borrower, expressly agrees as follows:

1.Assignment of Management Agreement. Assignor, as security for the Obligations (as defined in the Loan Agreement), hereby collaterally assigns and grants a security interest to Lender in all of Assignor’s right, title and interest in and to the Management Agreement. Lender shall have no obligations or liability with respect to the Management Agreement, unless and until Lender exercises its rights to foreclose and assume Assignor’s interest in and to the Management Agreement.

2.Acknowledgment. Manager represents and warrants to Lender that the Management Agreement is currently in full force and effect and, to the best of its knowledge, no event of default or default on the part of either Manager or Assignor exists.

3.	Consent. Manager consents to and acquiesces in the assignment of the Management Agreement to

Lender.

4.	Subordination.

(a)Manager agrees that the Management Agreement and all rights and duties thereunder as they relate to the Premises shall be and remain and are hereby expressly made SUBORDINATE AND INFERIOR to the Mortgage and also agrees that the Mortgage shall be and remain PRIOR AND SUPERIOR to the Management Agreement and to all of the rights of the Manager thereunder as relate to the Premises, and all Subordinated Obligations shall, subject to the terms herein, be subject and subordinate to the prior payment and satisfaction in full of the Senior Obligations regardless of how often or in what manner the Senior Obligations, together with the lien or liens securing the same, may be renewed, extended, changed or altered. Manager has no interest, and hereby disclaims any interest, in any license agreement or franchise agreement to operate the Premises as a hotel concept. Notwithstanding the foregoing, Manager shall not be obligated to return or refund to Assignor and/or remit to Lender any management fees and/or other amounts received by Manager prior to the occurrence of an event of default, and to which Manager was entitled under the Management Agreement.

(b)	As used herein:

“Senior Obligations” means the obligations of Assignor, whether now existing or hereafter from time to time accruing or arising, to repay the principal of, and to pay interest (including, without limitation, post-petition interest) on, the Obligations (as defined in the Loan Agreement) and all other amounts whatsoever now or hereafter due that constitute Obligations.

“Subordinated Obligations” means the obligations of Assignor, whether now existing or hereafter from time to time accruing or arising, to pay to Manager any and all fees and reimbursable expenses and other sums under or provided for in the Management Agreement (including, without limitation, any post-petition interest thereon).

5.Succession to Ownership. Notwithstanding the foregoing, Manager agrees that if an Event of Default (as defined in the Loan Agreement) occurs and is continuing, or Lender (or its successors) should (a) seek appointment of a receiver or other change in management of the Premises after a default with respect to the Senior Obligations or (b) succeed to the interest of Assignor in and to the Premises, or any portion thereof which is subject to the Management Agreement, by means of foreclosure pursuant to the exercise of the power of sale contained in the Mortgage, judicial foreclosure, or conveyance in lieu of foreclosure, then, at the option and in the discretion of Lender exercised by written notice to Manager, Lender may, in its sole discretion either: (i) terminate the Management Agreement, and the Management Agreement shall be terminated as it relates to the Premises, provided that, in the event that the Worker Adjustment and Retraining Notification Act or similar state regulations (“WARN Act”) are applicable to such termination but Lender or a successor manager designated by Lender or a successor owner does not hire and retain a sufficient number of employees at the hotel such that Manager is required to give notices pursuant to the WARN Act, then the effective date of such termination shall be extended for a period not to exceed sixty-five (65) days to allow the statutory notices to be provided under the WARN Act (the “WARN Extension”); or (ii) assume the Assignor’s rights under the Management Agreement, which shall remain in full force and effect, and Lender shall have the right to enforce the rights of the Assignor under the Management Agreement, and to otherwise assume the rights and interests of Assignor in, to and under the Management Agreement. In the event Lender elects the option specified in clause (ii) in this Section 5 above, then Manager will perform its duties and obligations for Lender under the Management Agreement in accordance with the terms and provisions of the Management Agreement, and the Management Agreement shall continue in full force and effect as a direct agreement between Lender and Manager with the same force and effect as if Lender were originally named there as the owner of the Premises, and Manager and Lender shall be bound to each other under the terms, covenants and provisions of the Management Agreement. In all cases, whether clause (i) or (ii) in this Section 5 above is exercised by Lender, (A) Lender shall not be liable for any act, omission or obligation of Assignor under the Management Agreement, or for any matter arising under the Management Agreement prior to the date Lender expressly succeeds to the interest of Assignor in and to the Management Agreement; (B) Lender shall not be responsible for the payment of any fees which are due and payable to Manager under the Management Agreement, for, during or with respect to any period of time prior to the date Lender succeeds to the interest of Assignor in and to the Management Agreement; (C) Lender shall not be subject to any claims, offsets or defenses which Manager may have against Assignor; (D) Lender shall not be bound by any amendment to or modification of the Management Agreement made without the written consent of Lender; and (E) Lender shall have no obligation to repair or restore all or any portion of the Premises in the event of casualty damage or destruction to, or condemnation of, any portion of the Premises or any component thereof. Furthermore, in the event the Management Agreement is terminated pursuant to clause (i) of this Section 5, Lender shall not be liable to Manager for any damages of any sort or any termination fees or other fees, reimbursements or liquidated damages pursuant to the Management Agreement. Nothing herein shall waive or limit Manager’s right after the termination or assumption of the Management Agreement by Lender, to pursue Assignor for any amounts owed to Manager by Assignor under the Management Agreement for periods of time prior to such assumption or termination or otherwise resulting from any such termination.

6.	Transition. In the event Lender terminates the Management Agreement pursuant to Section 5 above, then, in order to ensure an orderly transition of management of the Premises, Manager agrees as follows:

(a)Following Manager’s receipt of written notice from Lender that Lender is terminating the Management Agreement, on the date of termination specified in such notice (subject to the WARN Extension), Manager shall surrender and turn over to Lender or its designee all accounts, receipts and funds of Assignor pertaining to the Premises, including, without limitation, all operating accounts, reserve accounts, debt service accounts, income accounts, payroll accounts (other than to the extent of existing obligations of Manager to employees), and all other bank accounts, receipts or deposits of every kind or nature.

(b)Manager shall deliver (mail sufficient) to Lender or its designee, subject to appliable law and regulations, all information in the possession or custody of Manager relating to the occupancy, leasing and operation of the Premises.

(c)Upon Lender’s request, Manager shall execute, acknowledge and deliver all agreements necessary to transfer any liquor licenses with respect to the Premises into the name of Lender or its designee, provided such license is in Manager’s control and a transfer is authorized under the laws of the issuing state, and further provided that Manager shall not bear the cost of any such transfer or be required to incur liability with respect thereto.

7.Amendments and Assignments. Without the prior written consent of Lender, Assignor and Manager shall not modify or amend the Management Agreement, consent to any mutual termination of the Management Agreement by Assignor and Manager, or transfer or assign any of Assignor’s rights and interests under the Management Agreement.

8.Default of Assignor. Manager shall provide a copy to Lender of any written notice of default by Assignor under the Management Agreement (a “Assignor Default”) concurrently with the delivery of such notice to Assignor. Upon notice to Manager during the period which the Assignor may cure any default Lender shall have an additional period of: (i) 15 business days beyond Assignor’s cure period set forth in the Management Agreement, within which time Lender shall have the right, but not the obligation, to cure any Assignor Default that can be cured solely by the payment of money; and (ii) 60 days beyond Assignor’s cure period set forth in the Management Agreement, within which time Lender shall have the right, but not the obligation, to cure any non-monetary default(s); provided, however, that if such non-monetary default is of such a nature that more than 60 days are required to cure such default, then Lender shall be afforded a reasonable time to cure such default provided that Lender undertakes promptly to cure such default and thereafter diligently continues such cure to completion. Manager shall have the unconditional right to terminate the Management Agreement in the event that any default by Assignor under the Management Agreement continues beyond the applicable notice and cure periods set forth in the Management Agreement and this Section 8.

9.Notice. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Assignment (collectively called “Notices”) shall be in writing and given by (i) hand delivery, (ii) express overnight delivery service or (iii) certified or registered mail, return receipt requested and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) the next business day, if delivered by express overnight delivery service, or (c) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Lender:

Western Alliance Bank

One East Washington Street, 25th Floor Phoenix, Arizona 85004

Attention: Hotel Franchise Finance

If to Assignor:

c/o Legendary Capital 1635 43rd St S., Suite 205 Fargo, North Dakota 58103 Attention: Ryan Rued

If to Manager:

2111 Parkway Office Circle, Suite 250

Hoover, Alabama 35244 Attention: President

10.Governing Law. This Assignment shall be governed by, and construed, interpreted and enforced in accordance with the laws of the state of Arizona.

11.Successor and Assigns. This Assignment shall be binding upon Assignor, Manager and their respective successors, legal representatives and assigns and shall inure to the benefit of Lender, and its respective successors, legal representatives and assigns (including any person or entity which succeeds to the interest of Lender in and to the Mortgage). Notwithstanding any provision of the Management Agreement to the contrary, in the event Lender transfers and conveys its interest in the Premises, Lender (without the consent of Assignor or Manager) may transfer and assign its right, title and interest in and to this Assignment, the Management Agreement to the transferee of the Premises, and upon such transfer and assignment, any obligations and liabilities of Lender under the Management Agreement accruing prior to the date of assignment shall remain the obligation of the Lender; provided, however, any and all obligations and liabilities accruing after the date of assignment shall thereafter be the responsibility of such transferee

12.Effect of Certain Matters. Manager’s and Assignor's obligations hereunder shall not be affected or impaired by reason of, and Manager and Assignor waive any and all rights and defenses that Manager or Assignor may otherwise have arising out of, any of the following: (a) the modification (whether or not material) of any obligations of any other Credit Party under, or of any provisions of, any Loan Document, whether or not Manager or Assignor joined in or consented to such modification, provided that such modifications do not impose liability or obligations on Manager or limit Manager’s rights or remedies under the Management Agreement; (b) Lender’s taking of or omission to take any action pursuant to any Loan Document, including granting any waiver, consent, or extension or any failure, omission, or delay by Lender to enforce any obligation, condition or other provision in any Loan Document, or to assert or exercise any right, power or remedy conferred on Lender in any Loan Document; (c) the assignment to or assumption by any third party of any or all of the rights or obligations of any Credit Party under any Loan Document; (d) the release or discharge of any other Credit Party from the performance or observance of any obligation, undertaking or condition to be performed by such Credit Party under any Loan Document by operation of law or otherwise; (e) any action, inaction or election of remedies by Lender that results in any impairment or destruction of any subrogation, indemnification, reimbursement or contribution rights of Assignor; (f) any setoff, defense, counterclaim, abatement, recoupment, reduction, change in Applicable Law or any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a debtor, indemnitor or surety under Applicable Law; (g) the termination or renewal of any of the Obligations; (h) the obtaining by Lender of any additional Collateral; the release or substitution by Lender of any Collateral; or the perfection or failure to perfect any liens or security interests with respect to any Collateral; (i) the use of any Loan proceeds, regardless of whether such use complies with the Loan Documents, with Lender having no duty to monitor the use or application of any Loan disbursement; or (j) any invalidity, irregularity or unenforceability in whole or in part of any Loan Document, or any limitation of the liability of any other Credit Party under the Loan Documents, including any claim that the Loan Documents were not duly authorized, executed, or delivered on behalf of any Credit Party.

13.Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Assignment shall be brought exclusively in the courts of the State of Arizona located in Maricopa County or of the United States for the District of Arizona, sitting in Phoenix, Arizona, and Assignor and Manager unconditionally accept, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided, however, that nothing in this Assignment shall limit or restrict Lender’s right to commence any proceeding in the federal or state courts located in the state in which the Site is located to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under any Loan Document. Lender, Assignor and Manager irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions. Both Assignor and Manager irrevocably waive personal service of any and all legal process, summons, notices and other documents of any kind and consents to such service in any suit, action or proceeding brought in the United States by any means permitted by Applicable Law, including by the mailing thereof to such Assignor or Manager (by registered or certified mail, postage prepaid) to Assignor's or Manager's notice address, as provided herein (and shall be effective when such mailing shall be effective, as provided herein). Both Assignor and Manager agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

14.Waiver of Jury Trial. LENDER, ASSIGNOR AND MANAGER, TO THE MAXIMUM EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS ASSIGNMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

15.Entire Agreement. THIS ASSIGNMENT CONSTITUTES THE FINAL EXPRESSION AND ENTIRE WRITTEN AGREEMENT OF THE PARTIES AND SUPERSEDES ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, DISCUSSIONS, AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF, WRITTEN OR ORAL. ASSIGNOR AND MANAGER EACH ACKNOWLEDGE AND AFFIRM THAT ASSIGNOR AND MANAGER DID NOT RELY ON ANY STATEMENT, ORAL OR WRITTEN, NOT CONTAINED IN THIS ASSIGNMENT OR THE OTHER LOAN DOCUMENTS IN MAKING ASSIGNOR'S AND MANAGER'S DECISION TO ENTER INTO THIS ASSIGNMENT.

[SIGNATURE PAGES FOLLOW]

5

IN WITNESS WHEREOF the undersigned have executed this Assignment as of the date and year first written above.

ASSIGNOR:

LF3 PINEVILLE 2 TRS, LLC, a Delaware limited liability company

By:Lodging Fund REIT III TRS, Inc., a Delaware corporation, its Sole Member

By:Lodging Fund REIT III OP, LP, a Delaware limited partnership, its Sole Shareholder

By:	Lodging Fund REIT III, Inc., a Maryland corporation, its General Partner

By: /s/ Samuel C. Montgomery

Name: Samuel C. Montgomery

Its: Chief Financial Officer

Signature Page to Assignment of Management Agreement

MANAGER:

HP HOTEL MANAGEMENT, INC., an Alabama

Corporation

By: /s/ Kerry V. Ranson

Printed Name: Kerry V. Ranson

Its: President

LENDER:

WESTERN ALLIANCE BANK, an Arizona corporation

By: /s/ Erik Siersma

Printed Name: Erik Siersma

Its: Vice President

EXHIBIT A

Article 8 DESCRIPTION OF PREMISES

The Land referred to herein below is situated in the County of Mecklenburg, State of North Carolina, and is described as follows:

LYING AND BEING SITUATE IN MECKLENBURG COUNTY, NORTH CAROLINA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING ALL OF LOT 2 OF PANOS HOTEL PROPERTY (PINEVILLE) – MAP 2 SUBDIVISION AS THE SAME IS SHOWN ON A MAP THEREOF RECORDED IN MAP BOOK 30 AT PAGE 69 IN THE MECKLENBURG COUNTY PUBLIC REGISTRY.

TOGETHER WITH EASEMENT CONTAINED IN THAT CERTAIN PARKING EASEMENT RECORDED IN BOOK 10375 AT PAGE 103 IN THE MECKLENBURG COUNTY PUBLIC REGISTRY.

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